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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203936

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 1, 2016

Preliminary Prospectus Supplement
(To Prospectus dated August 8, 2016)

8,000,000 shares

SM ENERGY COMPANY

Common Stock

        We are offering 8,000,000 shares of our common stock, par value $0.01 per share.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "SM." On November 30, 2016, the last reported trading price of our common stock as reported on the NYSE was $39.86 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus.

	Per Share	Total

Public offering price	$	$

Underwriting discount and commissions	$	$

Proceeds, before expenses, to us	$	$

        We have granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares from us, at the public offering price, less the underwriting discount.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of our common stock to purchasers on or about                , 2016.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Wells Fargo Securities

The date of this prospectus supplement is December    , 2016.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. Before you invest in our common stock or this offering, you should carefully read this prospectus supplement and the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. If any information varies between this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock by us or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus supplement mean SM Energy Company, a Delaware corporation, and its subsidiaries. Certain oil and natural gas industry terms used in this prospectus supplement are defined in the "Glossary of Oil and Natural Gas Terms" beginning on page S-22 of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and we file annual, quarterly and other reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, information contained on our Internet website is not part of this prospectus supplement and does not constitute a part of this prospectus supplement.

S-ii

 INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus supplement certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus supplement by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus supplement and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus supplement, which you should review in connection with this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016 ("2015 Form 10-K");

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 4, 2016, for the period ended June 30, 2016, filed with the SEC on August 3, 2016, and for the period ended September 30, 2016, filed with the SEC on November 2, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on February 22, 2016, March 25, 2016, April 13, 2016, May 26, 2016, August 8, 2016, August 9, 2016 (solely with respect to the Form 8-K that included Items 1.01 and 2.03 disclosure), August 12, 2016 (solely with respect to the Form 8-K that included Items 1.01 and 8.01 disclosure), September 12, 2016, October 6, 2016, October 21, 2016, and December 1, 2016 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

  •
  the description of our common stock contained in our Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of common stock under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of the filing of such documents. Any statements made in such documents will automatically update and supersede the information contained in this prospectus supplement, and any statements made in this prospectus supplement update and supersede the information contained in past SEC filings incorporated by reference into this prospectus supplement.

        We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus supplement to each person, including any beneficial owner, to whom we deliver this prospectus supplement, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

S-iii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus supplement, and include statements about such matters as:

  •
  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

  •
  our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our outlook on future oil, gas, and NGL prices, well costs, and service costs;

  •
  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions;

  •
  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

  •
  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

  •
  future oil, gas, and NGL production estimates;

  •
  cash flows, anticipated liquidity, and the future repayment of debt;

  •
  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

  •
  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our 2015 Form 10-K.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2015 Form 10-K, and include such factors as:

  •
  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

  •
  weakness in economic conditions and uncertainty in financial markets;

  •
  our ability to replace reserves in order to sustain production, including our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

S-iv

  •
  our ability to compete against competitors that have greater financial, technical, and human resources;

  •
  our ability to attract and retain key personnel;

  •
  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

  •
  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

  •
  the possibility that exploration and development drilling may not result in commercially producible reserves;

  •
  our limited control over activities on outside-operated properties;

  •
  our reliance on the skill and expertise of third-party service providers on our operated properties;

  •
  the possibility that title to properties in which we have an interest may be defective;

  •
  the possibility that our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

  •
  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

  •
  the uncertainties associated with enhanced recovery methods;

  •
  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

  •
  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

  •
  our ability to deliver necessary quantities of natural gas or crude oil to contractual counterparties;

  •
  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

  •
  the impact that lower oil, gas, or NGL prices could have on the amount we are able to borrow under our Fifth Amended and Restated Credit Agreement (as amended, our "Credit Agreement");

  •
  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

  •
  the possibility that covenants in our debt agreements may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

  •
  operating and environmental risks and hazards that could result in substantial losses;

  •
  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

  •
  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

S-v

  •
  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

  •
  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

  •
  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

  •
  new technologies may cause our current exploration and drilling methods to become obsolete;

  •
  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

  •
  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement speak as of the filing date of this prospectus supplement. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference. It does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes thereto, which are incorporated herein by reference from our 2015 Form 10-K and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016, and September 30, 2016. You should read "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and Item 1A. "Risk Factors" in our 2015 Form 10-K and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016, and September 30, 2016 for more information about important risks that you should consider before making a decision to invest in our common stock.

        Certain information with respect to our estimated proved reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as an expert in petroleum engineering.

 SM Energy Company

        We are an independent energy company engaged in the acquisition, exploration, development, and production of oil, natural gas, and NGLs in onshore North America. Our core assets and active development positions are located in the Permian Basin in west Texas, the Eagle Ford shale in south Texas, and the Bakken/Three Forks in North Dakota.

        Our strategic objective is to profitably build our ownership and operatorship of North American oil, natural gas, and NGL producing assets that have high operating margins and significant opportunities for additional economic investment. We pursue growth opportunities through both exploration and acquisitions, and we seek to maximize the value of our assets through industry leading technology application and outstanding operational execution. We focus on achieving high full-cycle economic returns on our investments and maintaining a simple, strong balance sheet through a conservative approach to leverage.

        As of year-end 2015, our proved reserves were 471.3 MMBoe. In the third quarter of 2016, our production averaged 153,900 Boe per day. As of the end of the third quarter of 2016, our leasehold acreage in our core operating areas totaled approximately 400,000 net acres in the Permian Basin in west Texas, the Eagle Ford shale in south Texas, and the Bakken/Three Forks in North Dakota. We sold approximately 54,500 net acres of this acreage total on December 1, 2016. Subsequent to September 30, 2016, we acquired approximately 26,000 net acres in Howard County, Texas, and executed definitive agreements to acquire approximately 40,000 net acres in Howard and Martin Counties, Texas. We expect to close the transactions for this additional 40,000 acres in December 2016 and January 2017; however, there can be no assurance that the pending acquisitions will close when expected or at all.

Corporate Information

        We were founded in 1908 and incorporated in Delaware in 1915. Our initial public offering of common stock was in December 1992. Our common stock trades on the New York Stock Exchange under the ticker symbol "SM." Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140. Our website address is www.sm-energy.com; information included or referred to on our website is not part of this prospectus supplement.

 Recent Developments

Pending Acquisitions

        On November 15, 2016, we entered into a definitive agreement (the "Howard County Purchase Agreement") to acquire producing properties and undeveloped leasehold interests in Howard County, Texas. The transaction contemplated by the Howard County Purchase Agreement is expected to close in January 2017, with an effective date of October 1, 2016, but closing is subject to the satisfaction of closing conditions customary for a transaction of this nature. There can be no assurance that the transaction will close when expected or at all.

        As previously disclosed, on October 17, 2016, we entered into a definitive purchase agreement with QStar LLC ("QStar") to acquire QStar's interests in certain proved and unproved properties in the Midland Basin. Additionally, we entered into a Ratification and Joinder Agreement ("Joinder Agreement") with RRP-QStar, LLC ("RRP"), whereby we agreed to acquire RRP's interests in the same Midland Basin properties on the same terms and conditions set forth in the agreement with QStar, except as such terms are modified under the Joinder Agreement. Under these agreements, we agreed to purchase QStar's and RRP's interests in the Midland Basin properties for a combination of $1.1 billion in cash consideration, and approximately 13.4 million shares of our common stock. Pursuant to the terms of the agreements with QStar and RRP, each of QStar and RRP have the right prior to closing to acquire additional leasehold interests in specified areas (the "Additional Leases"), and in the event any such additional interests are acquired, the purchase price to be paid by us would be increased by an agreed upon amount per additional acre acquired. The QStar and RRP transactions are expected to close on December 21, 2016, subject to the satisfaction of closing conditions customary for a transaction of this nature, but there can be no assurance that either of these transactions will close on the expected closing date or at all.

        As a result of the above transactions, we expect to acquire an aggregate of approximately 4,100 net acres under the Howard County Purchase Agreement and the Additional Leases for total cash consideration of approximately $120 million, which we intend to fund using a portion of the net proceeds from this offering.

Completed Divestiture

        As previously announced, on December 1, 2016, we completed the divestiture of all of our North Rocky Mountain assets located outside of our Divide County, North Dakota program, including our Raven/Bear Den acreage, for net cash proceeds of $765.8 million (adjusted for activity between the effective date of October 1, 2016 and closing), subject to post-closing adjustments customary for a transaction of this nature. As a result of this divestiture, the borrowing base under our Credit Agreement has been reduced to $1.165 billion.

Pending Divestiture

        As previously announced, we intend to divest our outside-operated Eagle Ford shale assets. The interest in our marketing process for this divestiture has been significant to date. We expect to receive bids on these assets by mid-December, and to the extent any of such bids are acceptable to us at that time, to close a transaction covering this divestiture in the first quarter of 2017. There can be no assurance, however, that any of the bids will be acceptable to us if and when received, or if received on acceptable terms, that a subsequent transaction can be negotiated on acceptable terms or consummated when expected or at all.

Other Recent Developments

        We recently completed a three-well pad in Howard County, Texas on the acreage we acquired from Rock Oil Holdings LLC ("Rock Oil"). As of December 1, 2016, the 12-day average daily production rate for the three wells was 3,726 Boe/d with a peak rate of 4,860 Boe/d.

 THE OFFERING

Issuer	SM Energy Company.
Common stock offered by us	8,000,000 shares.
Option to purchase additional shares	The underwriters also have the option to purchase up to an additional 1,200,000 shares from us on the same terms and conditions within 30 days from the date of this prospectus supplement.
Common stock outstanding following the offering(1)	94,869,269 shares (96,069,269 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discount and commissions and our estimated offering expenses, will be approximately $            (or $            if the underwriters exercise their option to purchase additional shares in full).

We intend to use the net proceeds from this offering to acquire approximately 4,100 net acres of oil and gas assets in the Midland Basin, to reduce indebtedness, and for general corporate purposes.
Risk factors

Investing in our common stock involves substantial risk. You should carefully consider the risk factors set forth or cross-referenced in the sections entitled "Risk factors" beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus, and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, prior to making an investment in our common stock.

New York Stock Exchange symbol	"SM."

(1)
The number of shares of common stock to be outstanding immediately following this offering is based on 86,869,269 shares outstanding as of November 30, 2016.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our 2015 Form 10-K, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016, and September 30, 2016, which are incorporated herein by reference, and those risk factors set forth below, together with all of the other information included in this prospectus supplement and accompanying prospectus, and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to Our Common Stock

         We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes.

        Generally, a corporation is a United States real property holding corporation for U.S. federal income tax purposes if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. However, as long as our common stock is regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period for the common stock, more than 5% of the total fair market value of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a U.S. real property holding corporation. If our common stock were not considered to be so regularly traded during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such holder (regardless of the percentage of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock, and a 15% withholding tax would apply to the gross proceeds from such disposition. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. See "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock."

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting the underwriting discount and commissions and our estimated offering expenses, will be approximately $            (or $            if the underwriters exercise their option to purchase additional shares in full).

        We intend to use the net proceeds from this offering to acquire approximately 4,100 net acres of oil and gas assets in the Midland Basin, to reduce indebtedness, and for general corporate purposes. As of November 30, 2016, the outstanding balance under our Credit Agreement was approximately $52 million. Amounts to be repaid were incurred for general corporate purposes and may be re-borrowed from time to time. Amounts outstanding under our Credit Agreement accrue interest at a weighted average interest rate of 2.24% (exclusive of amortization of deferred financing costs). Our Credit Agreement matures on December 10, 2019.

 CAPITALIZATION

        The following table sets forth our unaudited capitalization at September 30, 2016:

  •
  on an actual basis;

  •
  on as adjusted basis to give effect to the closing of our recently completed Rock Oil acquisition and the divestiture of our North Rocky Mountain assets; and

  •
  on an as further adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of the estimated net proceeds therefrom (assuming no exercise of the underwriters' option to purchase additional shares of our common stock) as set forth under "Use of Proceeds."

        You should read this table in conjunction with our consolidated unaudited financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2016
(in millions)	Historical	As Adjusted	As Further Adjusted
Cash and cash equivalents(1)(2)	$980.7	$804.4	$
Restricted Cash(1)	$49.0	$—		$—
Long-term debt:
Revolving credit facility due 2019(2)(3)	$—	$—		$—
6.50% Notes due 2021	$347.0	$347.0		$347.0
6.125% Notes due 2022	$561.8	$561.8		$561.8
6.50% Notes due 2023	$395.0	$395.0		$395.0
5.00% Notes due 2024	$500.0	$500.0		$500.0
5.625% Notes due 2025	$500.0	$500.0		$500.0
6.75% Notes due 2026	$500.0	$500.0		$500.0
1.50% Convertible Senior Notes Due 2021	$172.5	$172.5		$172.5
Unamortized discount and unamortized debt issuance costs	$(82.0)	$(82.0)		$(82.0)

Total Long-Term Debt	$2,894.3	$2,894.3		$2,894.3

Stockholders' equity:
Common stock, $0.01 par value; 200.0 million shares authorized; 86,868,482 shares issued or 94,868,482 shares issued as further adjusted(2)	$0.9	$0.9	$
Additional paid-in capital(2)	$866.2	$866.2	$
Retained earnings	$995.0	$995.0		$995.0
Accumulated other comprehensive (loss)	$(14.2)	$(14.2)		$(14.2)

Total stockholder's equity(2)	$1,847.9	$1,847.9	$

Total Capitalization	$4,742.2	$4,742.2	$

(1)
Reflects the closing of the Rock Oil acquisition and the divestiture of our North Rocky Mountain assets.

(2)
Does not reflect the pending acquisition of properties from QStar and RRP or the potential divestiture of our outside-operated Eagle Ford shale assets.

(3)
As of November 30, 2016, the balance outstanding under our Credit Agreement was approximately $52 million.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NYSE under the symbol "SM." The following table shows, for the periods indicated, the high and low reported sales prices for our common stock, as reported on the NYSE.

	Sales Price
	High	Low
2014:
First quarter	$90.22	$69.03
Second quarter	$85.39	$71.00
Third quarter	$90.38	$74.57
Fourth quarter	$79.89	$29.41
2015:
First quarter	$53.31	$31.01
Second quarter	$60.28	$43.70
Third quarter	$45.98	$18.21
Fourth quarter	$42.23	$18.06
2016:
First quarter	$20.65	$6.99
Second quarter	$35.60	$17.04
Third quarter	$40.39	$23.58
Fourth quarter (through November 30, 2016)	$43.09	$30.25

        On November 30, 2016, the last reported trading price of our common stock on the NYSE was $39.86 per share. As of November 30, 2016, there were approximately 63 holders of record of our common stock.

DIVIDEND POLICY

        We have paid cash dividends to our stockholders every year since 1940. We paid annual dividends of $0.05 per share in each of the years 1998 through 2004. We paid annual dividends of $0.10 per share in each of the years 2005 through 2015. We expect our practice of paying dividends on our common stock to continue, although the payment and amount of future dividends will continue to depend on our earnings, cash flow, capital requirements, financial condition, and other factors, including the discretion of our Board of Directors.

        In addition, the payment of dividends is subject to covenants in our Credit Agreement that limit our annual dividend payment to no more than $50.0 million per year. We are also subject to certain covenants under our Senior Notes that restrict certain payments, including dividends; however, the first $6.5 million of dividends paid each year are not restricted by this covenant. Based on our current performance, we do not anticipate that these covenants will restrict future annual dividend payments in amounts not to exceed $0.10 per share of common stock. Dividends are currently paid on a semi-annual basis. Dividends paid totaled $3.4 million for the nine months ended September 30, 2016, and $6.8 million and $6.7 million for the years ended December 31, 2015, and December 31, 2014, respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of the anticipated material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below). This summary deals only with our common stock held as capital assets by holders who purchase common stock in this offering. For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any one of the following:

  •
  a citizen or an individual resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

  •
  dealers in securities or currencies;

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  financial institutions;

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  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt or governmental entities;

  •
  qualified foreign pension funds;

  •
  insurance companies;

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  persons holding common stock as part of a hedging, integrated, synthetic, conversion or constructive sale transaction or a straddle;

  •
  persons that acquire our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons liable for alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  persons that own, or are deemed to own, more than five percent (5%) of our outstanding common stock;

  •
  investors whose functional currency is other than the U.S. dollar;

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  controlled foreign corporations;

  •
  private foreign investment companies; or

  •
  common trust funds.

        Furthermore, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any state, local or non-U.S. tax considerations or tax considerations as to U.S. federal non-income taxes (such as the U.S. estate and gift tax or the U.S. Medicare tax on certain investment income) or any tax treaties. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made or the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements or conclusions.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, we particularly urge you to consult your tax advisors.

        If you are considering the purchase of our common stock, we urge you to consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as any consequences to you arising under state, local and non-U.S. tax laws, under U.S. non-income tax laws and under any applicable tax treaty.

  Dividends

        Distributions paid to you on our common stock, other than certain pro rata distributions of common stock, will be included in ordinary dividend income when received (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) and generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty as to which you appropriately claim the benefit. However, dividends that are effectively connected with a trade or business you conduct within the United States, and, if certain tax treaties apply and you appropriately claim benefits thereunder, are attributable to a permanent establishment maintained by you in the United States, are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a corporation, any such effectively connected dividends that you receive may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty as to which you appropriately claim the benefit. To the extent distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See "—Sale, Exchange or Other Taxable Disposition of Common Stock."

        If you wish to claim the benefit of an applicable treaty rate for dividends paid on our common stock, you must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), claiming an exemption from or reduction in withholding under the applicable income tax treaty.

        If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by timely providing the required information to the IRS.

  Sale, Exchange or Other Taxable Disposition of Common Stock

        Subject to the discussion below under "—Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, if certain tax treaties apply and you appropriately claim benefits thereunder, is attributable to a permanent establishment you maintain in the United States;

  •
  if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and certain other requirements are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and your holding period in the common stock, and (i) you beneficially own, or have owned, more than 5% of the total fair market value of our common stock at any time during the five-year period preceding such disposition, or (ii) our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other taxable disposition at the graduated U.S. federal income tax rates generally applicable to U.S. citizens or residents. If you are an individual and are described in the second bullet above, you will generally be subject to a flat 30% tax on any gain derived from the sale, exchange or other taxable disposition that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a corporation and are described in the first bullet above, you will be subject to tax on your gain at the U.S. federal income tax rates generally applicable to U.S. corporations and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits for the taxable year, which would include such gain, at a rate of 30% or at such lower rate as may be specified by the applicable income tax treaty, subject to adjustments.

        Generally, a corporation is a United States real property holding corporation for U.S. federal income tax purposes if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are a United States real property holding corporation, and if our common stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period for the common stock, more than 5% of the total fair market value of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a United States real property holding corporation. If, during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, we are a United States real property holding corporation and if our common stock ceases to be regularly traded, you generally would be subject to U.S. federal income tax on a taxable disposition of our common stock (regardless of the amount of our common stock owned), and transferees of our common stock generally would be required to withhold 15% of the gross proceeds payable to you. The gain from the disposition would be subject to regular U.S. income tax as if you were a United States holder, and you would be required to file a U.S. tax return with respect to such gain.

        You should consult your tax advisors with respect to the application of the foregoing rules to your ownership and disposition of our common stock.

  Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will be required on dividends in respect of, and, after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale or other disposition of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners." Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

  Information Reporting and Backup Withholding

        You may be subject to information reporting and backup withholding with respect to any dividends on, and the proceeds from dispositions of, our common stock paid to you, unless you comply with certain reporting procedures (usually satisfied by providing the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of shares of our common stock will apply as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; and

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption.

        In addition, the amount of any dividends paid to you and the amount of tax, if any, withheld from such payment generally must be reported annually to you and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you reside. Any amounts withheld under the backup withholding rules are treated as a credit against your actual U.S. federal income tax liability and any amounts withheld in excess of your actual U.S. federal income tax liability will be allowed as a refund provided the required information is timely furnished by you to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

  General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries or other interested parties of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

  Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our common stock should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

  Representation

        Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock. Further, this prospectus contains no recommendation as to the suitability of our common stock as an investment in any Plan under ERISA and any Similar Laws.

UNDERWRITING

        J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, each of the underwriters named below has severally agreed to purchase from us the shares of our common stock shown opposite its name below.

Underwriters	Shares of Common Stock
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	8,000,000

        The underwriting agreement provides that the underwriters' obligation to purchase the shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement including (i) the obligation to purchase all of the shares of our common stock offered hereby (other than those shares of our common stock covered by their option to purchase additional shares of our common stock as described below), if any of the shares of our common stock are purchased; (ii) the representations and warranties made by us to the underwriters are true; (iii) there is no material change in our business or the financial markets; and (iv) we deliver customary closing documents to the underwriters.

  Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock. The underwriting fee is the difference between the initial price to the public and the amount the underwriters will pay to us for the shares of our common stock.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        The representatives of the underwriters have advised us that the underwriters propose to offer the shares of our common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per share. After the offering, the representatives may change the offering price and other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The expenses of this offering that are payable by us are estimated to be $300,000 (excluding underwriting discounts and commissions).

  Option to Purchase Additional Shares

        We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,200,000 shares of our common stock at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares of our common stock from us based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

  Lock-Up Agreements

        We have agreed that we will not (i) offer, sell, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position within the meaning of Rule 16a-1 under the Securities Exchange Act, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing or (ii) enter any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of shares of our common stock, whether any such swap or transaction described in clause (i) or (ii) is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, except that (1) we may issue and sell shares of our common stock upon the conversion or exchange of convertible or exchangeable securities outstanding on the date of this prospectus supplement, (2) we may issue and sell shares of our common stock upon the exercise of options or warrants outstanding on the date of this prospectus supplement or as a result of permitted grants or issuances as described in the following clause (3), and (3) we may grant or issue stock options and warrants, restricted stock, phantom stock, and other securities to our employees, officers, and directors pursuant to the terms of a plan in effect on the date of this prospectus supplement.

        Our directors and certain of our executive officers have agreed that they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash, or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge, or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, except (i) that such executive officers and directors may sell shares acquired by such executive officers and directors in the open market after the date of this prospectus supplement, provided that no filing under the Securities Exchange Act, shall be required or shall be voluntarily made in connection with any such sale, pledge or disposition (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day restricted period) and (ii) such executive officers and directors may sell, pledge or dispose of any shares of our common stock to a family member, family partnership (including a limited partnership), other family investment entity or trust, provided that in connection with any such sale, pledge or disposition (A) the recipient agrees to be bound in writing by the terms of such agreement prior to such sale, pledge or disposition and (B) the transfer is not a sale, pledge or disposition of value.

        J.P. Morgan Securities LLC, in its sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release our common stock and other securities from lock-up agreements, J.P. Morgan Securities LLC will consider, among other factors, the holder's reasons for requesting the release, the number of shares of our common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of our common stock, in accordance with Regulation M under the Securities Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of shares of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock involved in the sales made by the underwriters in excess of the number of shares of common stock they are obligated to purchase is not greater than the number of shares of common stock that they may purchase by exercising their option to purchase additional shares of common stock. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in their option to purchase additional shares of common stock. The underwriters may close out any short position by either exercising their option to purchase additional shares of common stock and/or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares of common stock through their option to purchase additional shares of common stock. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        In addition, in these stabilizing transactions the underwriters may purchase our common stock prior to the pricing of this offering. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of our shares of common stock sold in the offering may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

        Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

        If you purchase shares of our common stock offered by this prospectus supplement and the accompanying base prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying base prospectus.

Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. An affiliate of each of the underwriters is a lender under our Credit Agreement.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of our common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of our common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of our common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of our common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of our common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of our common stock by it.

  Notice to Prospective Investors in Hong Kong

        Our shares of common stock may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to (a) professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) ("SFO") and any rules made under the SFO or (b) in other circumstances which do not result in this prospectus being deemed to be a "prospectus," as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) ("CO"), or which do not constitute an offer to the public within the meaning of the CO or the SFO; and no person has issued or had in possession for the purposes of issue, or will issue or has in possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our shares of common stock which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the SFO.

  Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of our shares of common stock may be made to the public in that Relevant Member State other than:

          A.    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          B.    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

          C.    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus has been prepared on the basis that any offer of shares of common stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of our shares of common stock. Accordingly any person making or intending to make an offer in that Relevant Member State of our shares of common stock which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of our shares of common stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any share of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the share of our common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

  Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares of our common stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares of our common stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares of our common stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

  Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered hereby should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

  Notice to Prospective Investors in Japan

        The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

  Notice to Prospective Investors in Canada

        The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        Certain legal matters in connection with the shares of our common stock will be passed upon by Holland & Hart LLP, as our counsel. Certain legal matters will be passed upon for the underwriters by Baker Botts L.L.P., Dallas, Texas.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of SM Energy Company's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and SM Energy Company management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserves estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

GLOSSARY OF OIL AND NATURAL GAS TERMS

        The oil and natural gas terms defined in this section are used in this prospectus supplement. The definitions of the terms field and proved reserves have been abbreviated from the respective definitions under Rule 4-10(a) of Regulation S-X promulgated by the SEC. The entire definitions of those terms under Rule 4-10(a) of Regulation S-X can be located through the SEC's website at www.sec.gov.

        Bbl.    One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

        Bcf.    Billion cubic feet, used in reference to natural gas.

        BOE.    Barrels of oil equivalent. Oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of oil or NGLs.

        BTU.    One British thermal unit, the quantity of heat required to raise the temperature of a one-pound mass of water by one degree Fahrenheit.

        Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature or stratigraphic condition.

        MBOE.    One thousand barrels of oil equivalent.

        Mcf.    One thousand cubic feet, used in reference to natural gas.

        MMBbl.    One million barrels of oil or other liquid hydrocarbons.

        NGLs.    The combination of ethane, propane, butane, and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature.

        Proved reserves.    Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined, and the price to be used is the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        PV-10.    The present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, based on prices used in estimating the proved reserves and costs in effect as of the date indicated (unless such costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses, or depreciation, depletion, and amortization, discounted using an annual discount rate of ten percent. While this measure does not include the effect of income taxes as it would in the use of the standardized measure of discounted future net cash flows calculation, it does provide an indicative representation of the relative value of the Company on a comparative basis to other companies and from period to period.

        Standardized measure of discounted future net cash flows.    The discounted future net cash flows relating to proved reserves based on prices used in estimating the reserves, year-end costs, and statutory tax rates, and a ten percent annual discount rate. The information for this calculation is included in the note regarding disclosures about oil and gas producing activities contained in the Notes to Consolidated Financial Statements incorporated by reference in this prospectus supplement.

PROSPECTUS

SM ENERGY COMPANY

COMMON STOCK AND
DEBT SECURITIES

        By this prospectus, SM Energy Company may offer, from time to time, its common stock and debt securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before investing.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "SM." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in securities involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities. See "Risk Factors" beginning on page 4 of this prospectus for information on certain risks related to the purchase of our securities.

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may, from time to time, offer and sell in one or more offerings, the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully before making your investment decision. You should also read the documents we have referred you to under "Where You Can Find More Information" herein for information about us, including our financial statements.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also respectively referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus, and include statements about such matters as:

  •
  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

  •
  our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our outlook on future oil, gas, and NGL prices, well costs, and service costs;

  •
  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions;

  •
  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

  •
  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

  •
  future oil, gas, and NGL production estimates;

  •
  cash flows, anticipated liquidity, and the future repayment of debt;

  •
  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

  •
  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our "2015 Form 10-K").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2015 Form 10-K, and include such factors as:

  •
  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

  •
  weakness in economic conditions and uncertainty in financial markets;

  •
  our ability to replace reserves in order to sustain production, including our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

  •
  our ability to compete against competitors that have greater financial, technical, and human resources;

  •
  our ability to attract and retain key personnel;

  •
  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

  •
  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

  •
  the possibility that exploration and development drilling may not result in commercially producible reserves;

  •
  our limited control over activities on outside-operated properties;

  •
  our reliance on the skill and expertise of third-party service providers on our operated properties;

  •
  the possibility that title to properties in which we have an interest may be defective;

  •
  the possibility that our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

  •
  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

  •
  the uncertainties associated with enhanced recovery methods;

  •
  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

  •
  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

  •
  our ability to deliver necessary quantities of natural gas or crude oil to contractual counterparties;

  •
  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

  •
  the impact that lower oil, gas, or NGL prices could have on the amount we are able to borrow under our credit agreement;

  •
  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

  •
  the possibility that covenants in our debt agreements may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

  •
  operating and environmental risks and hazards that could result in substantial losses;

  •
  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

  •
  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

  •
  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

  •
  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

  •
  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

  •
  new technologies may cause our current exploration and drilling methods to become obsolete;

  •
  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

  •
  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus speak as of the filing date of this prospectus. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read the information under the caption "Cautionary Statement Regarding Forward-Looking Statements."

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	—(2)	—(3)	10.0x	3.7x	—(4)	6.7x

(1)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest) by fixed charges (interest expense, plus capitalized interest plus our estimate of the interest component of rental expense).

(2)
Earnings were inadequate to cover fixed charges for the six months ended June 30, 2016 by a deficiency of $810.8 million.

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2015 by a deficiency of $738.8 million.

(4)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2012 by a deficiency of $86.6 million.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

  •
  the repayment of outstanding indebtedness;

  •
  working capital;

  •
  capital expenditures; and

  •
  acquisitions.

        The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.01 per share. As of July 27, 2016, there were 68,466,823 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by the Company in this offering will be, when issued and paid for, fully paid and non-assessable.

        Delaware corporate law and the Company's certificate of incorporation and by-laws contain provisions that may have the effect of delaying or preventing a change of control of the Company or its management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings.

        The Company's certificate of incorporation provides that authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to the Company as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the Company, even if the change in control might be beneficial to Company stockholders.

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors' liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. References in this section to "SM Energy" mean SM Energy Company and not its subsidiaries.

        Any debt securities offered by this prospectus will be issued under an indenture between SM Energy and U.S. Bank National Association, as trustee (the "indenture"), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture below. You should read the indenture for provisions that may be important to you.

        Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt securities.

        The indenture will not limit the amount of debt securities we may issue under it, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

        Principal and any premium and interest in respect of the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, we may pay interest by mailing checks to the registered holders of the debt securities at their registered addresses.

        We will describe any special U.S. federal income tax and other considerations relating to the debt securities in the applicable prospectus supplement.

General

        The indenture provides that SM Energy may issue separate series of debt securities under the indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The debt securities will be unsecured obligations of SM Energy.

        The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

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  the date or dates on which the debt securities will mature;

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  the percentage of the principal amount at which the debt securities will be issued;

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  the date on which the principal and premium, if any, of the debt securities will be payable;

  •
  whether any subsidiary guarantor will guarantee the debt securities;

  •
  the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest;

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  the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

  •
  the specified currency of the debt securities;

  •
  a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at the holders' option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

  •
  any sinking fund terms;

  •
  any events of default or covenants of SM Energy with respect to the debt securities of a certain series that are different from those described in this prospectus;

  •
  whether and under what circumstances any covenants in the indenture will be subject to either or both covenant defeasance and legal defeasance with respect to the debt securities;

  •
  any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

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  any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

  •
  if applicable, that the debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the name of the respective depositaries for such global securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof; and

  •
  any other specific terms of the debt securities.

        We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

        If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, SM Energy's obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of SM Energy's other unsecured unsubordinated indebtedness.

Interest Rates and Discounts

        The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

        We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

        Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

        You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption, we will not be required to:

  •
  execute, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

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  execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, the debt securities at the office of the paying agent or paying agents that we designate at various times. At our option, we may, however, make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in Denver, Colorado, will be designated as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities.

        All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security will look only to us for payments out of those repaid amounts.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under the indenture with respect to the debt securities of any series issued under the indenture:

  •
  any failure by us to pay any interest on any debt security of that series when due that continues for 30 days;

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  any failure by us to pay principal of, or any premium on, the debt securities of that series when due and payable, either at maturity or otherwise;

  •
  any failure by us to perform, or breach by us of, any of our other covenants or warranties in the indenture, and that breach or failure continues for 60 days (subject to extension under certain circumstances for another 120 days) after written notice as provided in the indenture;

  •
  the occurrence of certain events of bankruptcy, insolvency or reorganization involving us or certain of our subsidiaries; and

  •
  the occurrence of any other event of default provided with respect to the debt securities of that series.

        If we fail to pay the principal of, or premium, if any, or interest on, the debt securities of any series or we fail to perform or breach any of the other covenants or warranties applicable to the debt securities of that series, and such event of default is continuing, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series (or with respect to covenant and warranty defaults, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series) may declare the principal amount of, and any premium and interest on, the debt securities of that series to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, and the event of default is continuing, then the principal amount of all of the debt securities of such series then outstanding under the indenture will become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the debt securities of any series may rescind and annul any declaration of acceleration with respect to such series of debt securities if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series, the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other events of default with respect to the debt securities of that series have been cured or waived.

        Within 90 days after the occurrence of any event of default under the indenture with respect to the debt securities of any series issued under the indenture, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

        If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

        Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities issued under the indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Defeasance

        Unless the applicable prospectus supplement provides otherwise, any debt securities, or portion of the principal amount of the debt securities, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness with respect to the debt securities, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

        In addition, unless the applicable prospectus supplement provides otherwise, we shall be released from our obligations under certain covenants set forth in the indenture (or certain additional covenants applicable to a particular series of debt securities) if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

Modification and Waiver

        The trustee and SM Energy may, without the consent of holders, modify or waive provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended. The trustee and SM Energy may modify or waive certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification or waiver. The provisions of the indenture may not, however, be waived or modified without the consent of each holder of each debt security of the series affected thereby if the modification or waiver would:

  •
  change the stated maturity of the principal of, or a scheduled date for the payment of any interest on, any such debt security;

  •
  reduce the principal amount of, or interest on, or any premium payable upon the redemption of, any such debt security;

  •
  change the specified currency in which the principal of any such debt security or any premium or any interest on that debt security is payable;

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  impair or affect the right of any holder of such debt security to institute suit for the enforcement of any payment of principal, premium, or interest on or with respect to any such security on or after the stated maturity of such debt security;

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  with respect to any such series of debt securities the terms of which provide for the making and consummation of an offer to repurchase such debt securities in connection with a change of control (as defined in such terms), amend, change or modify our obligation to make and consummate such offer to repurchase after the related change of control has occurred, including amending, changing or modifying any definition relating thereto;

  •
  reduce the percentage and principal amount of such outstanding debt securities, the consent of the holders of which is required for any such supplemental indenture, or the consent of which is required for any waiver of certain defaults under the indenture and their consequences provided for in the indenture, or reduce the requirements of such debts securities for quorum or voting under the indenture; or

  •
  modify any of the provisions of the indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults.

        The holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

  •
  a continuing payment default with respect to debt securities of that series; or

  •
  a continuing default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of our assets and properties and the assets and properties or our subsidiaries (taken as a whole) in one or more related transactions to any person (as defined in the indenture) unless:

  •
  either (a) SM Energy is the surviving entity or (b) the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets expressly assumes the due and punctual payment of the principal of, and any premium and interest on, and every other obligation under the debt securities and the indenture; and

  •
  immediately after the transaction becomes effective, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and will, to the extent applicable, be governed by those provisions.

The Trustee

        We may appoint a separate trustee for any series of debt securities. In the description of a series of debt securities, the term "trustee" refers to the trustee appointed with respect to such series of debt securities. The trustee may be a depository for funds and perform other services for, and may transact other banking business with, SM Energy and its subsidiaries in the normal course of business.

BOOK-ENTRY SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our common stock, to investors in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co., or Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

        No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

        DTC has informed us that it is:

  •
  a limited-purpose trust company organized under New York banking laws;

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  a "banking organization" within the meaning of the New York banking laws;

  •
  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the Securities Exchange Act.

        DTC has also informed us that it was created to:

  •
  hold securities for "participants" and

  •
  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

        Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. These payments will be forwarded to DTC's participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

        Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

        According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

  •
  we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

        Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

        Except as described above:

  •
  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

  •
  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

        None of SM Energy, the trustee, any registrar and transfer agent or any depository, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers, including existing shareholders; or

  •
  any combination of the foregoing methods.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices.

By Agents

        Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon for us by Holland & Hart LLP or by legal counsel named in the prospectus supplement and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of SM Energy Company's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and SM Energy Company management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act, and we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the

SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our common stock is listed and traded on the NYSE. Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the indenture for the notes, which is summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 4, 2016, and for the period ended June 30, 2016, filed with the SEC on August 3, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on February 22, 2016, March 25, 2016, April 13, 2016 and May 26, 2016, excluding any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 on any Current Report on Form 8-K; and

  •
  the description of our common stock contained in our Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

We also incorporate by reference each of the documents that we file with the SEC (excluding any portion of those filings furnished under Items 2.02 or 7.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act on or after this registration statement. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectus we may authorize to be delivered to you. You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of each document.

8,000,000 shares

SM ENERGY COMPANY

Common Stock

Prospectus Supplement

December    , 2016

J.P. Morgan
BofA Merrill Lynch
Wells Fargo Securities